                                                                   Exhibit 99.1

                         FORM 3 JOINT FILER INFORMATION

Name and Address:   Daniel S. Loeb
                    390 Park Avenue
                    New York, NY 10022

Date of Event Required Statement:         09/29/2015
Issuer and Ticker Symbol:                 Baxter International Inc. [Bax]

Relationship to Issuer:                   The Reporting Persons may be deemed a
                                          director by virtue of the right to
                                          nominate a representative to serve on
                                          the Issuer's board of directors
Designated Filer:                         Third Point LLC

TABLE I INFORMATION

Title of Security:                        Common Stock
Amount of Securities Beneficially Owned:  53,850,000
Ownership Form:                           I
Nature of Indirect Beneficial Ownership:  See Footnote (1) in the Form 3

TABLE II INFORMATION

Title of Derivative Security:             Short Put Option (obligation to buy)
Amount of Securities Beneficially Owned   4,500,000
Ownership Form:                           I
Nature of Indirect Beneficial Ownership:  See Footnote (1) in the Form 3

Signature:                       DANIEL S. LOEB

                                 By: /s/William Song
                                 ----------------------------------------------
                                 Name: William Song
                                 Title: Attorney-in-Fact